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EXHIBIT 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information presents the results of operations of Venoco, Inc. (the "Company") giving effect to the transactions described below as though the business of the Company and that of TexCal had been combined at the dates indicated and for the periods shown. The pro forma adjustments made are based upon available information and assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is based on the estimates and assumptions set forth in the accompanying notes. The companies may have performed differently had they been combined earlier. The pro forma financial information should not be relied on as being indicative of either the results that would have been achieved had the companies been combined earlier or the future results of the combined company. The unaudited pro forma condensed combined financial information should be read in conjunction with the Company's consolidated financial statements and those of TexCal. TexCal's financial statements are included in this Form 8-K/A and the Company's financial statements on Form 10-K and Form 10-Q are available at the SEC website (www.sec.gov).

        The unaudited pro forma condensed combined financial statements reflect the following:

  •
  The Company's acquisition of 100% of the membership interests in TexCal for approximately $456.6 million in cash and its incurrence of related financing costs of $14.4 million;

  •
  The incurrence of $469.5 million principal amount of indebtedness under the Company's credit facilities and the application of net proceeds thereof to finance the acquisition of TexCal;

  •
  The acquisition was accounted for using the purchase method of accounting;

  •
  Potential cost savings have not been reflected as an adjustment to the historical data. Such savings, if any, would result from the consolidation of certain offices and the elimination of duplicate corporate and field-level staff and expenses; and

  •
  The unaudited pro forma condensed combined statements of operations have been prepared as if the acquisition occurred on January 1, 2005.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2005

	Venoco	TexCal	Pro Forma Adjustments (Note 2)		Pro Forma Combined
	(in thousands, except per share amounts)
Revenues
Oil and natural gas sales	$191,092	$82,336	$—		$273,428
Commodity and derivative gains (losses)—realized	(22,870)	(3,210)	—		(26,080)
Commodity and derivative gains (losses)—unrealized	(34,725)	2,975	—		(31,750)
Other	4,456	1,069	—		5,525

Total revenues	137,953	83,170	—		221,123
Expenses
Oil and natural gas production	54,038	22,201	—		76,239
Transportation expense	2,596	172	—		2,768
Depreciation, depletion and amortization	21,680	10,745	22,956	(a)	55,381
Accretion of abandonment liability	1,752	527	—		2,279
General and administrative, net of amounts capitalized	16,007	3,975	—		19,982
Amortization of deferred loan costs	1,755	117	2,913	(c)	4,785
Interest, net	13,673	828	41,944	(d)	56,445

Total expenses	111,501	38,565	67,813		217,879

Income before minority interest and income taxes	26,452	44,605	(67,813)		3,244
Income tax provision (benefit)	10,300	—	(9,300	)(e)	1,000

Net income before minority interest	16,152	44,605	(58,513)		2,244
Minority interest	42	—	—		42

Net income (loss)	$16,110	$44,605	$(58,513)		$2,202

Net income per share
Basic	$0.49	$1.36			$0.07
Diluted	$0.49	$1.35			$0.07
Weighted average shares outstanding
Basic	32,693	32,693			32,693
Diluted	32,979	32,979			32,979

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2006

	Venoco	TexCal	Pro Forma Adjustments (Note 2)		Pro Forma Combined
	(in thousands, except per share amounts)
Revenues
Oil and natural gas sales	$51,271	$28,280	$—		$79,551
Commodity and derivative gains (losses)—realized	(6,062)	213	—		(5,849)
Commodity and derivative gains (losses)—unrealized	(9,508)	57	—		(9,451)
Other	1,714	201	—		1,915

Total revenues	37,415	28,751	—		66,166
Costs and Expenses
Oil and natural gas production	12,322	6,533	—		18,855
Transportation expense	805	45	—		850
Depreciation, depletion and amortization	6,694	3,399	5,703	(a)	15,796
Accretion of abandonment liability	470	167	—		637
General and administrative, net of amounts capitalized	4,406	2,126	(593	)(b)	5,939
Amortization of deferred loan costs	338	209	728	(c)	1,275
Interest, net	3,773	(63)	10,369	(d)	14,079

Total expenses	28,808	12,416	16,207		57,431

Income before income taxes	8,607	16,335	(16,207)		8,735
Income tax provision (benefit)	3,500	—	50	(e)	3,550

Net income (loss)	$5,107	$16,335	$(16,257)		$5,185

Net income per share:
Basic	$0.16	$0.50			$0.16
Diluted	$0.15	$0.48			$0.15
Weighted average shares outstanding:
Basic	32,693	32,693			32,693
Diluted	33,862	33,862			33,862

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of Presentation

        The accompanying unaudited pro forma statements of operations present the pro forma effects of the acquisition. The statements of operations are presented as though the acquisition had occurred on January 1, 2005. Venoco and TexCal both use the full cost method of accounting for their oil and natural gas producing activities. Venoco accounted for the acquisition using the purchase method of accounting. The purchase price was allocated to TexCal's assets and liabilities, based on their estimated fair values as of the date of the acquisition. The purchase method of accounting requires that the TexCal assets acquired and liabilities assumed by Venoco be recorded at their estimated fair values. In addition, deferred income taxes are recognized for the differences between the revised carrying amounts of TexCal's assets and liabilities and their associated tax bases.

        The calculation of the total purchase price and the preliminary allocation of this price to assets and liabilities are shown below.

(in thousands)
Calculation of purchase price:
Costs paid by Venoco	$455,879
Plus: Estimated acquisition costs to be incurred	725

Total purchase price	$456,604

Allocation of purchase price:
Current assets	$25,834
Oil and gas properties	458,740
Other property and equipment	786
Other non-current assets	1,018
Current liabilities	(22,052)
Asset retirement obligation	(7,722)

Net assets	$456,604

        The purchase price allocation is preliminary and is subject to change for actual acquisition costs incurred. These changes will impact future depletion expense. For purposes of these pro forma financial statements, fair values were assessed as of the date of the acquisition and, accordingly, subsequent adjustments in historical amounts will be included in the amount allocated to oil and natural gas properties.

2.     Pro Forma Adjustments Related to the Acquisition

        The unaudited pro forma statements of operations include the following adjustments:

  (a)
  This adjustment increases TexCal's historical depreciation, depletion, and amortization expense associated with oil and natural gas properties based on the pro forma allocation of purchase price to oil and natural gas properties.

  (b)
  This adjustment decreases TexCal's general and administrative expenses for legal fees related to the TexCal transaction.

  (c)
  This adjustment increases Venoco's expense for amortization of deferred loan costs for costs incurred related to the amended revolving credit facility and the second lien term loan facility entered into in connection with the acquisition.

  (d)
  This adjustment increases Venoco's interest expense related to the $469.5 million in additional debt incurred under the amended revolving credit facility and the second lien term loan facility to finance the acquisition.

  (e)
  This adjustment records the income tax impact of TexCal's results of operations and the depreciation, depletion and amortization expense, the amortization of deferred loan costs and the interest expense pro forma adjustments at an estimated effective income tax rate of 40.0%.

3.     Supplemental Pro Forma Information Related to Oil and Natural Gas Producing Activities

        The following pro forma supplemental information relating to oil and natural gas operations is presented pursuant to Statement of Financial Accounting Standards No. 69, Disclosures about Oil and Gas Producing Activities. The oil and natural gas producing activities are conducted onshore within the continental United States and offshore in federal and state waters off the coast of California. The evaluations of the oil and natural gas reserves at December 31, 2005 were estimated by independent petroleum engineering firms.

Pro Forma Estimated Net Quantities of Natural Gas and Oil Reserves

        The following tables set forth the net proved reserves, including changes, and proved developed reserves (all within the United States) for Venoco, TexCal and the combined company on a pro forma basis for the year ended December 31, 2005.

Crude Oil, Liquids, and Condensate (MBbls)

	Venoco	TexCal	Pro Forma Combined
Proved reserves as of December 31, 2004	39,935	14,148	54,083
Revisions of previous estimates	(318)	1,235	917
Extensions, discoveries and improved recovery	1,580	379	1,959
Purchases of reserves in place	2	—	2
Production	(2,953)	(775)	(3,728)
Sales of reserves in place	(2,946)	(313)	(3,259)

Proved reserves as of December 31, 2005	35,300	14,674	49,974

Proved developed reserves as of:
December 31, 2004	28,035	12,653	40,688
December 31, 2005	24,154	12,819	36,973

Natural Gas (MMcf)

	Venoco	TexCal	Pro Forma Combined
Proved reserves as of December 31, 2004	69,876	80,513	150,389
Revisions of previous estimates	(6,083)	(2,369)	(8,452)
Extensions, discoveries and other additions	7,240	26,812	34,052
Purchases of reserves in place	13,390	—	13,390
Production	(7,588)	(4,854)	(12,442)
Sales of reserves in place	(2,782)	—	(2,782)

Proved reserves as of December 31, 2005	74,053	100,102	174,155

Proved developed reserves as of:
December 31, 2004	49,418	18,757	68,175
December 31, 2005	53,390	28,557	81,947

Pro Forma Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves

        The following tables set forth the standardized measure of discounted future net cash flows associated with proved oil and natural gas reserves for Venoco, TexCal and the combined company on a pro forma basis as of December 31, 2005 and for the year then ended.

	Venoco	TexCal	Pro Forma Combined
	(in thousands)
Future cash inflows	$2,456,617	$1,684,326	$4,140,943
Future costs:
Production	(876,858)	(509,798)	(1,386,656)
Development	(163,476)	(93,302)	(256,778)
Income taxes	(516,416)	(355,107)	(871,523)

Future net cash flows	899,867	726,119	1,625,986
10% annual discount for estimated timing of cash flows	(334,482)	(351,555)	(686,037)

Standardized measure of discounted future net cash flows at December 31, 2005	$565,385	$374,564	$939,949

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UNAUDITED PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2005
Unaudited Pro Forma Condensed Combined Statement of Operations For the Three Months Ended March 31, 2006
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Crude Oil, Liquids, and Condensate (MBbls)
Natural Gas (MMcf)